                                                           EXHIBIT 1.A.(5)(b)(1)


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[LOGO]  MERRILL LYNCH     MERRILL LYNCH LIFE INSURANCE COMPANY       LITTE ROCK,
                                                                      ARKANSAS

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                          BACKDATING ENDORSEMENT

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ENDORSEMENT               Insured:                          RICHARD ROE
DATA
                          Policy Number:                    SPECIMEN

                          Policy Date:                      September 30, 1992

                          Endorsement Effective Date:       September 30, 1992

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                          Endorsed on This Policy on its Date of Issue:

                          For the policy processing period beginning on the policy date we will calculate the net rate of return for an investment division as follows:

                                  (1)      For the period from the policy date
                                           to the Endorsement Effective Date we
                                           will credit interest at the rate
                                           used in our computations shown in
                                           the Policy Schedule.

                                  (2)      For the period from the Endorsement
                                           Effective Date to the next policy
                                           processing date, we will credit the
                                           division's net rate of return for
                                           such period.


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
                               /s/ BARRY G. SKOLNICK               /s/ ANTHONY J. VESPA
                          --------------------------------  ----------------------------------
                                   Barry G. Skolnick        Anthony J. Vespa
                                      Secretary                        President
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